Exhibit 99.1

         November 8, 2011

Contact:	W. Thomas Mears
President and CEO -
Shore Bank
(757) 787-7023

HAMPTON ROADS BANKSHARES SUBSIDIARY SHORE BANK APPOINTS
THREE NEW DIRECTORS

Norfolk, Virginia, November 8, 2011:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, today announced that William (Will) E. Esham, III, Timothy J. King, CPA and Wendy Walker have joined the Shore Bank Board of Directors.

Richard F. Hall, III, Chairman of the Board of Directors of Shore Bank, said, “We are pleased and privileged to add these three individuals to the Shore Bank Board.  Their deep expertise and business acumen, as well as knowledge of their respective markets, will be very valuable to Shore Bank in serving the financial needs of the Eastern Shore of Virginia and Maryland.”

Mr. Esham is a Partner in the law firm of Ayres, Jenkins, Gordy & Almand, PA. in Worcester County, Maryland.  He attended Worcester Preparatory School in Berlin, Maryland and received his B.A. degree from Washington & Lee University.  He obtained his Juris Doctorate degree from the University of Baltimore School of Law. He currently serves on the Boards of Worcester Preparatory School, St. Martin’s Church Foundation and the Ocean City Golf Club and is a member of the Atlantic General Hospital Corporation Board.

Mr. King is the Managing Partner of the Ocean City, Maryland office of Faw, Casson & Co., LLP.  He began working there immediately after he graduated cum laude from Salisbury University in 1979. He lends his expertise to several local organizations including the Ocean City Golf Club Board of Directors, serves as a Trustee for the Town of Ocean City General and Public Safety Employee Pension Plan and is a former member of the Green Turtle Franchising Corporation’s Board of Directors. He is also the CEO of Bay Shore Development Corporation in Ocean City, Maryland.  Bay Shore was formed in 1957 and is the owner/operator of three Boardwalk Hotels and the two Jolly Roger Amusement Parks in Ocean City.

 Ms. Walker is an Eastern Shore native who graduated from Broadwater Academy and subsequently received her BA from the University of Richmond. She then obtained her Juris Doctorate Degree from the University of Denver and worked with the Colorado Rural Legal Services.  Since 2004 she has been working in partnership with her sister operating T&W Block Co., the family concrete, gravel, brick and hardscape business in Onley, Virginia.  She has held leadership roles in community organizations including the Riverside Shore Memorial Hospital Auxiliary, the Garden Club of the Eastern Shore, the Eastern Shore of Virginia Historical Society Board of Directors, Broadwater Academy Board of Directors and the Eastern Shore Yacht and County Club Board of Directors.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the value of the knowledge and expertise of the directors of Shore Bank.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and other filings made with the SEC.

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